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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 20, 2001

                         Commission File No. 001-16111

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                              Global Payments Inc.
             (Exact name of registrant as specified in its charter)

                      Georgia                                       58-2567903
            (State or other jurisdiction                         (I.R.S. Employer
                  of incorporation)                            Identification No.)
      Four Corporate Square, Atlanta, Georgia                         30329
      (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code (404) 728-2363

                                      N/A
   (Former name, former address and former fiscal year, if changed since last year)

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Item 2. Acquisition on Disposition of Assets.

          SUMMARY OF THE PURCHASE OF CIBC MERCHANT ACQUIRING BUSINESS

General

   On March 20, 2001, we acquired substantially all of the net assets of the merchant acquiring business of Canadian Imperial Bank of Commerce ("CIBC") and formed a 10-year marketing alliance with CIBC to offer VISA and debit card payment products and services in Canada. In exchange for the net assets acquired, we issued approximately 9.8 million unregistered shares of our common stock representing 26.25% of our diluted shares outstanding with a fair value of $133,580,000. CIBC is now our largest shareholder and is entitled to nominate two persons for election to the board of directors.

   Management believes that the acquisition and the related marketing alliance will significantly broaden our scope and presence in North America and will provide merchants served by CIBC's merchant acquiring business with a larger array of existing and new payment solutions. The CIBC merchant acquiring business is largely comparable to our merchant services offering. CIBC's service offerings include card processing services consisting of credit and debit card authorization and the capture of related transaction data, settlement and funding services, customer support services, terminal deployment, merchant statements and risk management.

   The revenues of the business are generated by approximately 140,000 merchant locations, which are marketed through a combination of a direct sales force, referrals from CIBC's approximate 1,200 bank branch locations comprising CIBC's branch network and an independent sales organization. The merchants served by the business include leading North American grocers, specialty retailers, home furnishings retailers, automotive service station chains and department stores.

   The acquisition will be recorded using the purchase method of accounting. We intend to operate the business in a manner consistent with CIBC's historical operations. We will retain the major functions of sales, support and equipment deployment in Canada and contract with CIBC for other key functions.

   The following is a summary of each of the primary agreements involved in the acquisition.

Purchase Agreement

   As described above, on November 9, 2000 we entered into an asset purchase agreement with CIBC to purchase substantially all of the assets of their merchant acquiring business.

   The asset purchase agreement contains non-competition provisions for CIBC and Global Payments. CIBC has agreed that it will not compete with us in the United States or Canada by soliciting or accepting merchant acquiring business or acquire control of a company with a merchant acquiring business for a period of time ending the later of three years following the closing of the acquisition or one year after any termination of the marketing alliance agreement, which has an initial 10 year term and is described below. We have agreed that we will not compete with CIBC by introducing or making available banking products to merchants who are customers of CIBC.

   Under the terms of the asset purchase agreement and the related stock purchase agreement, CIBC agreed to indemnify us for breaches of their representations and warranties and covenants and for liabilities other than those expressly assumed by us. There will be no indemnity obligation by CIBC unless our losses are greater than $500,000 and then only to the extent that the losses exceed that amount. In addition, there is an overall indemnity cap that limits CIBC's indemnity obligation to no more than C$150,000,000. We have agreed to indemnify CIBC for breaches of our representations and warranties and covenants and for the assumed liabilities, with the same indemnity limitations as CIBC's.

Marketing Alliance Agreement

   As part of the acquisition, we entered into a marketing alliance agreement with CIBC. Under the marketing alliance,

  . CIBC will refer all new merchant processing relationships exclusively to us in exchange for a referral fee;
  . we will encourage our new merchant customers who were initially targeted by our joint marketing efforts to open merchant accounts with CIBC; and
  .  we will work together to develop emerging payment solutions.

   The marketing alliance will be branded and advertised under the name "CIBC Merchant Card Services, an alliance with Global Payments Canada, Inc." Our use of the bank's name is covered by a separate trademark license agreement.

   CIBC will also continue to provide the banking services required as part of the merchant processing business and will provide us with access to VISA and MasterCard clearing capabilities in the U.S. and VISA clearing capabilities in Canada. The marketing alliance agreement has an initial term of ten years.

Transition Agreement

   We entered into a transition services agreement for CIBC to provide various support services to the merchant acquiring business for a 24-month period, to facilitate the integration into our existing operations. These support services include customer service and credit and debit card processing and settlement functions. This agreement provides that each of Global Payments and CIBC will undertake to provide the same degree of care and diligence in substantially the same manner as such services were performed prior to the acquisition. We will pay CIBC for the transition services on a service-by-service basis.

CIBC Credit Agreement

   The acquisition includes a credit facility from CIBC that will provide a line of credit of up to C$140 million with an additional overdraft facility available to cover larger advances during periods of peak usage of credit and debit cards. The facility carries an interest rate equal to Canadian Dollar LIBOR (C$LIBOR) plus .40%. It contains customary covenants and events of default. The line of credit is secured by a first priority security interest in our accounts receivable from VISA Canada/International, and has been guaranteed by our subsidiaries. This guarantee will be subordinated to our primary credit facility. The CIBC credit facility has an initial term of 364 days from the date of the closing of the acquisition. The credit facility is renewable annually at CIBC's option.

Investor Rights Agreement

   We also entered into an investor rights agreement with CIBC which grants rights to and imposes restrictions on CIBC as a shareholder, other than those shared by all of our shareholders.

   The agreement restricts CIBC's right to resell the shares of common stock it received in the acquisition. CIBC may sell these shares, if it has our prior written consent, if the sale is to a CIBC subsidiary, or if it is required to do so by a regulatory body. During the period starting two years after closing and ending on the earlier of six months after termination of the marketing alliance agreement or three years following the closing, CIBC may only sell its shares pursuant to the limitations provided in Rule 144 under the Securities Act or pursuant to a tender offer that has not been rejected by our board of directors.

   The agreement also restricts CIBC's ability to purchase additional shares of our common stock until the earlier of five years after the closing of the acquisition, or six months after the termination of the marketing alliance agreement. Under this standstill, CIBC will agree that it will not purchase more than 29.9% of our common stock during this period, unless an unaffiliated third party has commenced a tender offer for 40% or more of our common stock that our board does not reject or such third party acquires 35% or more of our outstanding common stock. Furthermore, during the standstill period, CIBC may not undertake to effect or participate in any acquisition of our voting securities or a substantial portion of our assets through any merger, recapitalization, tender or exchange offer or any other means, or seek to exercise a controlling influence over our board of directors.

   Three years after the closing of the acquisition, CIBC will be permitted to participate in any of our registered public offerings of securities or they may require us to register their shares of our common stock for sale to the public subject to customary limitations.

   We have appointed two designees of CIBC to our board. Richard Venn has been appointed to a term ending with the annual meeting to be held in 2001 and David Marshall has been appointed to a term ending with the annual meeting be held in 2003. Following the expiration of their initial terms, we will nominate CIBC's directors for re-election for one additional term and will use our best efforts to elect them to our board.

   The investor rights agreement limits our actions and business and those of CIBC as required by regulatory authorities. Specifically, we will agree to limit our acquisitions of voting securities and assets of other companies and businesses, and the types of businesses in which we engage, to comply with the provisions of the Bank Holding Company Act (U.S.) and the Bank Act (Canada). If we fail to comply with this provision, CIBC will no longer be bound by the restrictions on transfer of their shares of our common stock and will automatically be permitted to demand registration of their shares.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of business acquired.

  CIBC Merchant Acquiring Business

     Auditors' Report

    Balance Sheets as of January 31, 2001 (unaudited), October 31, 2000 and
       October 31, 1999.

    Statements of Income for the Three Months ended January 31, 2001 and
       2000 (unaudited) and for the Years ended October 31, 2000, 1999 and
       1998.

    Statement of Cash Flows for the Three Months ended January 31, 2001 and
       2000 (unaudited) and for the Years ended October 31, 2000, 1999 and
       1998.

    Statement of Changes in Shareholders' Equity for the Years ended
       October 31, 2000, 1999 and 1998.

    Notes to Financial Statements.

(b) Pro Forma financial information.

    Introduction to the Pro Forma Combined Financial Statements.

    Pro Forma Combined Balance Sheet as of February 28, 2001.

    Pro Forma Combined Statements of Income for the Year ended May 31,
       2000.

    Pro Forma Combined Statements of Income for the Nine Months ended
       February 28, 2001.

    Notes to Pro Forma Combined Financial Statements.

(c) Exhibits. The following documents are filed as exhibits hereto:

 Exhibit
   No.
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 10.1    Asset Purchase Agreement with Canadian Imperial Bank of Commerce dated
         November 9, 2000 (filed as Exhibit 10.19 to the Registrant's
         Registration Statement on Form 10 dated December 28, 2000, File No.
         001-16111, and incorporated herein by reference).

 10.2    Investor Rights Agreement with Canadian Imperial Bank of Commerce.

 10.3    Marketing Alliance Agreement with Canadian Imperial Bank of Commerce.

 10.4    Transition Agreement with Canadian Imperial Bank of Commerce.

 10.5    Stock Purchase Agreement with Canadian Imperial Bank of Commerce.

 10.6    Credit Agreement with Canadian Imperial Bank of Commerce.

 23      Consent of Independent Public Accountants

 99.1    CIBC Merchant Acquiring Business Financial Statements

 99.2    Global Payments Inc. Pro Forma Financial Information.

                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  GLOBAL PAYMENTS INC.

                                  By: /s/ James G. Kelly
                                      ------------------------------

                                    Name: James G. Kelly
                                    Title: Chief Financial Officer

Dated: April 4, 2001